                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X] Definitive proxy statement

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            HUNTWAY REFINING COMPANY
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                (Name of Registrant as Specified in Its Charter)

                            HUNTWAY REFINING COMPANY
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

[HUNTWAY REFINING COMPANY LOGO]
--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 1999
--------------------------------------------------------------------------------

To the stockholders of Huntway Refining Company:

The annual meeting of stockholders of Huntway Refining Company will be held on Wednesday, May 12, 1999 at 10:00 A.M., local time, at The Hyatt Valencia Hotel, 24500 Town Center Drive, Valencia, California, for the following purposes:

1. To elect two directors to serve until the 2002 annual meeting.

2. To transact such other business as may properly be brought before the meeting.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at The Hyatt Valencia Hotel, 24500 Town Center Drive, Valencia, California, during the ten days preceding the meeting.

Please complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope.

                                          By Order of the Board of Directors

                                          WARREN J. NELSON
                                          Secretary

Newhall, California
April 9, 1999

[HUNTWAY REFINING COMPANY LOGO]
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PROXY STATEMENT
--------------------------------------------------------------------------------

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Huntway Refining Company (herein called the "Company") of proxies for use at the Company's annual meeting of stockholders to be held on Wednesday, May 12, 1999 and at any postponement or adjournment thereof. All shares of Common Stock entitled to vote at the annual meeting which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in the election of directors as described under "Election of Directors" and as to any other matters that may properly be presented to the meeting will be voted as described under "Other Matters." Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

On March 31, 1999, the record date for the annual meeting, 14,983,271 shares of Common Stock were outstanding. The Common Stock is traded on the New York Stock Exchange.

Under the Company's By-laws, attendance at the meeting in person or by proxy by the holders of a majority of the shares of Common Stock entitled to vote at the meeting is required in order to establish a quorum.

Pursuant to Delaware law, shares entitled to cast votes on a matter at the meeting which are the subject of an ABSTAIN on that matter will be treated for all purposes relevant to that matter as being present at the meeting and entitled to vote, and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated for quorum purposes relevant to that matter as being present at the meeting and entitled to vote but will not be so treated in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

Proxy statements and proxies are being mailed to stockholders on or about April 9, 1999. The mailing address of the principal executive offices of the Company is 25129 The Old Road, Suite 322, Newhall, California 91381.

The Company is the successor to Huntway Partners, L.P., a Delaware limited partnership (the "Predecessor LP"), as a result of the June 1, 1998 conversion of the Predecessor LP to corporate form (the "Conversion"). In this Proxy Statement, the term "the Company" refers to the Predecessor LP prior to the Conversion and refers to Huntway Refining Company after the Conversion. The Predecessor LP's business and affairs were managed by a managing general partner, which was a partnership, and the managing general partner's business and affairs were managed by its general partner, a corporation. The corporation established an operating committee (the "Predecessor LP Operating Committee") to consult with its sole director with respect to the management of the managing partner and the Predecessor L.P. As indicated below under "Election of Directors," certain of the Company's directors served on the Predecessor LP Operating Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of Common Stock as of March 31, 1999 by (a) the persons known by the Company to have then been the beneficial owners of more than 5% of the outstanding shares of Common Stock, (b) each director, and nominee for director, of the Company, (c) each of the executive officers of the Company listed in the Summary Compensation Table and (d) all directors, nominees and executive officers of the Company as a group. The information set forth in the table as to directors, nominees and executive officers is based upon information furnished to the Company by them in connection with the preparation of this Proxy Statement.

                                                                    NUMBER
                                                                 OF SHARES(1)        PERCENT
                                                                --------------       -------
5% Holders:
Lighthouse Investors, LLC...................................      8,192,824(2)        36.7
200 Seventh Avenue, Suite 105
Santa Cruz, CA 95062

First Chicago Equity Corporation............................         5,320,518        35.5
One First National Plaza
Chicago, IL 60670

DDJ Capital Management, LLC.................................      5,333,333(3)        26.3
141 Linden Street, Suite S-4
Wellesley, MA 02181

Andre Danesh................................................      3,226,227(4)        20.0
Allied Financial Corp.
1583 Beacon Street
Brookline, MA 02146

Contrarian Capital Advisors, L.L.C. ........................      2,790,935(5)        16.6
411 West Putnam Avenue, Suite 225
Greenwich, CT 06830

Directors, Nominees and Executive Officers(6):
Juan Y. Forster.............................................      1,022,806(7)         6.6
Harris Kaplan...............................................                 0           0
J.C. McFarland..............................................            57,000          .4
Warren J. Nelson............................................        676,400(8)         4.3
Richard Spencer.............................................      8,192,824(2)        36.7
William G. Darnell..........................................        257,030(9)         1.7
Lucian A. Nawrocki..........................................       287,254(10)         1.9
Terrance L. Stringer........................................       302,000(11)         2.0
All directors, nominees and executive officers as a group (8
  persons)..................................................    10,795,314(12)        44.5

-------------------------
 (1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

 (2) Includes shares beneficially owned by other persons who, together with Lighthouse Investors, LLC, have filed a statement with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) of the Exchange Act identifying themselves as a group. Such persons include Richard Spencer. Also includes 7,333,333 shares which Lighthouse Investors,

     LLC has the right to acquire within 60 days through conversion of Company Senior Subordinated Secured Convertible Notes. According to the statement filed with the SEC, the power to vote and dispose of 8,042,955 of the shares is shared.

 (3) Consists of shares which BIII Capital Partners, L.P. has the right to acquire within 60 days through conversion of Company Senior Subordinated Secured Convertible Notes.

 (4) Includes 1,146,059 shares which Mr. Danesh has the right to acquire within 60 days through exercise of outstanding options.

 (5) Includes 1,833,333 shares which Contrarian Capital Fund I, L.P., Contrarian Capital Fund, II, L.P. and persons for which Contrarian Capital Advisors, L.L.C. acts as agent or provides direction have the right to acquire within 60 days through conversion of Company Senior Subordinated Secured Convertible Notes.

 (6) The address of each set forth below is c/o Huntway Refining Company, 25129 The Old Road, Suite 322, Newhall, California 91381.

 (7) Includes 560,250 shares which Mr. Forster has the right to acquire within 60 days through exercise of options outstanding under the Predecessor LP's 1996 Huntway Employee Incentive Option Plan.

 (8) Includes 615,000 shares which Mr. Nelson has the right to acquire within 60 days through exercise of options outstanding under the Predecessor LP's 1996 Huntway Employee Incentive Option Plan.

 (9) Includes 192,500 shares which Mr. Darnell has the right to acquire within 60 days through exercise of options outstanding under the Predecessor LP's 1996 Huntway Employee Incentive Option Plan.

(10) Includes 272,500 shares which Mr. Nawrocki has the right to acquire within 60 days through exercise of options outstanding under the Predecessor LP's 1996 Huntway Employee Incentive Option Plan.

(11) Includes 295,000 shares which Mr. Stringer has the right to acquire within 60 days through exercise of options outstanding under the Predecessor LP's 1996 Huntway Employee Incentive Option Plan.

(12) Includes 9,268,583 shares which directors, nominees and executive officers have the right to acquire within 60 days.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 1999 annual meeting consists of two directors to hold office until the 2002 annual meeting and until their successors have been elected and qualified.

At the 1999 annual meeting, the terms of office of Justin S. Huscher and Samuel
M. Mencoff will expire. Messrs. Huscher and Mencoff, who had been members of the Predecessor LP Operating Committee for ten years prior to the Conversion and for continuity purposes agreed to serve as directors following the Conversion until the 1999 annual meeting, have advised the Company that they are unable to stand for re-election due to other business commitments. Under the Company's Certificate of Incorporation, the three classes of directors of the Company must be as nearly equal in number as possible. Accordingly, the Board of Directors has determined that Harris Kaplan and Richard Spencer, who currently serve on the Board of Directors in the class whose term expires in 2000, will be the nominees for election at the 1999 annual meeting. If elected at the 1999 annual meeting, Messrs. Kaplan and Spencer will relinquish their service as members of the class whose term expires in 2000 and will instead be members of the class whose term expires in 2002.

Except to the extent that stockholders indicate otherwise on their proxies solicited by the Company's Board of Directors, the holders of such proxies intend to vote such proxies for the election as directors of the persons named as nominees in the following table; provided that if either of the nominees for election shall be unable or shall fail to act as such by virtue of an unexpected occurrence, such proxies will be voted for such other person as shall be determined by the holders of such proxies in their discretion or, so long as such action does not conflict with the provisions of the Company's Certificate of Incorporation relating to the relative sizes of classes of directors, the Board of Directors may, in its discretion, reduce the number of directors to be elected. The following table anticipates the relinquishment by Messrs. Kaplan and Spencer of their membership in the class whose term expires in 2000.

NOMINEES FOR ELECTION AT THE 1999 ANNUAL MEETING
For Three-Year Terms Expiring in 2002:

         Harris Kaplan, age 48. President of Eastgate Management
         Corporation, an offshore and domestic money management firm, since 1996; member of management team of Nabors Industries, an oil service company, from prior to 1994 to 1996. Director of the Company since the Conversion. Member of the Audit
         Committee.

         Richard Spencer, age 46. Manager of Westcliff Management, LLC, a money management firm, since prior to 1994. Director of the Company since the Conversion. Member of the Compensation
         Committee.

DIRECTORS WHOSE TERMS EXPIRE IN 2001:

         Juan Y. Forster, age 62. President and Chief Executive Officer of the Company since prior to 1994. Director of the Company since the Conversion; member of the Predecessor LP Operating Committee from 1988 to the Conversion.

         Warren J. Nelson, age 48. Executive Vice President and Chief Financial Officer of the Company since prior to 1994. Director of the Company since the Conversion.

DIRECTOR WHOSE TERM EXPIRES IN 2000:

         J.C. McFarland, age 52. Consultant since 1997; Chairman and Chief Executive Officer of McFarland Energy, Inc., an exploration and production company, from prior to 1994 to 1997. Director of the Company since the Conversion. Member of the Audit and Compensation Committees.

In connection with a refinancing by the Predecessor LP in 1997, the Predecessor LP agreed to use its best efforts to nominate and cause to be elected as a director of the Company at all times after the Conversion one individual selected by B III Capital Partners, L.P. ("B III") and one individual selected by Lighthouse Investors, L.L.C. ("Lighthouse"). This agreement will expire with respect to B III or Lighthouse when such person no longer owns Company Senior Subordinated Secured Convertible Notes with a principal amount of at least $3.5 million or shares of Common Stock issued on conversion of such Notes with a principal amount of at least $3.5 million or a combination of the two. The individuals currently selected by B III and Lighthouse are Messrs. Kaplan and Spencer, respectively.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company met six times during 1998.

The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

The Audit Committee reviews and, as it deems appropriate, recommends to the Board internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The Committee also makes recommendations to the Board concerning the engagement of independent public accountants to audit the Company's annual financial statements and the scope of such audits. The Committee currently consists of Messrs. Kaplan, McFarland and Mencoff. During 1998, the Committee did not meet. However, in early 1998, Mr. Mencoff, the sole director of the corporate general partner of the managing partner of the Predecessor LP, met with the Predecessor LP's independent public accountants to review the results of the Predecessor LP's 1997 audit. It is anticipated that following the 1999 annual meeting the Committee will consist of Messrs. Kaplan and McFarland.

The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans. The Committee determines the compensation of executive officers and administers the Huntway Refining Company 1998 Stock Incentive Plan. The Committee currently consists of Messrs. Huscher, McFarland (since February,
1999) and Spencer. During 1998, the Committee met once. It is anticipated that following the 1999 annual meeting the Committee will consist of Messrs. McFarland and Spencer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1998 subsequent to the Conversion, Messrs. Huscher and Spencer were the members of the Compensation Committee. During 1998 prior to the Conversion, functions corresponding to those of the Compensation Committee were performed for the Predecessor LP by Samuel M. Mencoff (currently a director of the Company), the sole director of the corporate general partner of the managing partner of the Predecessor LP.

No other information is reportable under this caption for 1998.

EXECUTIVE OFFICERS

All officers of the Company are elected each year by the Board of Directors at its annual organization meeting in May. In addition to Juan Y. Forster and Warren J. Nelson, information with respect to whom is set forth above, the executive officers of the Company include the following, each of whom has held his current position with the Company since prior to 1994:

     Lucian A. Nawrocki, age 53. Executive Vice President, Asphalt Sales

     Terrance L. Stringer, age 57. Executive Vice President

     William G. Darnell, age 62. Vice President and General Manager/Benicia

COMPENSATION

BOARD COMPENSATION

The Company does not pay its directors any fee or additional compensation for service as such, except as described below in the case of non-employee directors. The Company does reimburse Board members for out-of-pocket costs associated with attending meetings (such as travel, food and lodging).

The Company has compensated certain non-employee directors for service on the Board by granting them options under the Huntway Refining Company 1998 Stock Incentive Plan. During 1998, the Company granted to each of Messrs. Kaplan and McFarland an option under such Plan to purchase 100,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. Each option has a term of ten years, but, if earlier, will expire one year after the optionee's service on the Board terminates for any reason. Subject to acceleration in the event of a

"Change in Control" (as defined in such options), each option becomes exercisable over four years at the rate of 25% per year, commencing one year after the date of grant, provided the optionee has continued to be a director; but the 25% increment on a particular anniversary does not then or thereafter become exercisable if, during the year ending on that anniversary, the optionee has not been "present" at least two-thirds of the total meetings of the Board and its committee(s) on which he served. For this purpose, being "present" means
(i) in the case of a meeting at which participation by directors is intended to be in person (as opposed to by conference telephone or other communications equipment), participation in person, and (ii) in the case of a meeting at which participation by all non-employee directors is intended to be by conference telephone or other communications equipment, participation by such equipment or in person. The Company may further compensate Messrs. Kaplan and McFarland for services on the Board, and may compensate other existing or future non-employee directors for such service, by granting them options under such Plan. The nature and amount of any such options have not yet been determined.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the President and Chief Executive Officer of the Company (who served as such throughout 1998) and for each of the Company's four most highly compensated other executive officers serving at the end of 1998. No other person who served as an executive officer of the Company at any time during 1998 had 1998 compensation in excess of the 1998 compensation of any of the executive officers named in the table.

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                   ---------------
                                            ANNUAL COMPENSATION      SECURITIES       ALL OTHER
                                            --------------------     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)   OPTIONS/SARS(#)       ($)
---------------------------          ----   ---------   --------   ---------------   ------------
Juan Y. Forster....................  1998   $306,250    $306,000       180,000         $19,487(1)
  President and                      1997    297,330      75,000            --          13,497
  Chief Executive Officer            1996    277,879      35,000       560,250          12,932

Warren J. Nelson...................  1998    207,000     207,000       180,000          17,510(2)
  Executive Vice President           1997    187,000     100,000            --          10,798
  and Chief Financial Officer        1996    167,000      35,000       615,000          10,228

Terrance L. Stringer...............  1998    192,581     192,000       110,000          19,146(3)
  Executive Vice                     1997    186,972      62,000            --          12,488
  President of Supply, Planning and  1996    174,740      32,000       295,000          12,300
  Distribution

Lucian A. Nawrocki.................  1998    154,294     154,000       110,000          17,086(4)
  Executive Vice President           1997    149,800      51,000            --          10,504
  of Asphalt Marketing               1996    140,000      25,000       245,000          10,198

William G. Darnell.................  1998    126,180     126,000        90,000          14,017(5)
  Vice President and                 1997    117,180      45,000            --           8,185
  General Manager, Benicia           1996    109,514      22,000       192,500           8,276

-------------------------
(1) Consists of $14,992 of Company contributions for 1998 to the Company's Profit Sharing and Money Purchase Plans and $4,495 for term life insurance paid for by the Company during the year.

(2) Consists of $16,145 of Company contributions for 1998 to the Company's Profit Sharing and Money Purchase Plans and $1,365 for term life insurance paid for by the Company during the year.

(3) Consists of $16,091 of Company contributions for 1998 to the Company's Profit Sharing and Money Purchase Plans and $3,055 for term life insurance paid for by the Company during the year.

(4) Consists of $15,393 of Company contributions for 1998 to the Company's Profit Sharing and Money Purchase Plans and $1,693 for term life insurance paid for by the Company during the year.

(5) Consists of $12,695 of Company contributions for 1998 to the Company's Profit Sharing and Money Purchase Plans and $1,325 for term life insurance paid for by the Company during the year.

OPTION/SAR GRANTS DURING YEAR

The following table sets forth information with respect to options granted during 1998 to executive officers named in the Summary Compensation Table. No stock appreciation rights were granted to such executive officers during 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                       ---------------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF      % OF TOTAL                MARKET                  ANNUAL RATES OF STOCK
                        SECURITIES     OPTIONS/SARS   EXERCISE   PRICE ON                PRICE APPRECIATION FOR
                        UNDERLYING      GRANTED TO    OR BASE    DATE OF                     OPTION TERM(2)
                       OPTIONS/SARS    EMPLOYEES IN    PRICE      GRANT     EXPIRATION   -----------------------
NAME                   GRANTED(#)(1)   FISCAL YEAR     ($/SH)     ($/SH)       DATE        5%($)        10%($)
----                   -------------   ------------   --------   --------   ----------   ----------   ----------
Juan Y. Forster......     180,000          16.4        $1.50      $2.125     1/27/08      $352,800     $721,800
Warren J. Nelson.....     180,000          16.4         1.50       2.125     1/27/08       352,800      721,800
Terrance L.
  Stringer...........     110,000          10.0         1.50       2.125     1/27/08       215,600      441,100
Lucian A. Nawrocki...     110,000          10.0         1.50       2.125     1/27/08       215,600      441,100
William G. Darnell...      90,000           8.2         1.50       2.125     1/27/08       176,400      360,900

-------------------------
(1) Consists of non-qualified options to purchase Predecessor LP Units granted under the Predecessor LP's 1996 Huntway Employee Incentive Option Plan, which in the Conversion became options to purchase Common Stock. Each option becomes exercisable on October 15, 2000, subject to acceleration in the event of earlier termination of employment because of death or full disability or in the event of a "Company Change of Control" (as defined in such options).

(2) The assumed annual rates of appreciation in the price of Common Stock are in accordance with rules of the Securities and Exchange Commission and are not predictions of future market prices of the Common Stock nor of the actual values the named executive officers will realize. In order for such annual rates of appreciation to be realized over the 10-year term of the options, the market price of Common Stock would have to increase to $3.46/share (5%) or $5.51/share (10%) during that term. In such events, the market value of all currently outstanding shares of Common Stock would have increased by approximately $20,002,667 (5%) or $50,718,372 (10%) during that 10-year term.

OPTION/SAR EXERCISES AND YEAR-END VALUES

The following table sets forth information with respect to exercises of options during 1998 by the executive officers named in the Summary Compensation Table and the values of unexercised options held by them as of December 31, 1998. No stock appreciation rights were exercised during 1998 by such executive officers or held by them as of December 31, 1998.

     AGGREGATED OPTION/SAR EXERCISES IN 1998 AND YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                          OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/SARS
                          SHARES                            YEAR-END(#)                    AT YEAR-END($)
                        ACQUIRED ON      VALUE      ----------------------------    ----------------------------
         NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----           -----------   -----------   -----------    -------------    -----------    -------------
Juan Y. Forster.......       0             0          560,250         180,000        $665,297         $33,750
Warren J. Nelson......       0             0          615,000         180,000         730,313          33,750
Terrance L.
  Stringer............       0             0          295,000         110,000         350,313          20,625
Lucian A. Nawrocki....       0             0          272,500         110,000         323,594          20,625
William G. Darnell....       0             0          192,500          90,000         228,594          16,875

PLANS AND ARRANGEMENTS

Profit Sharing Plan

Under the Company's profit sharing plan, the Company may elect from time to time to make contributions to the plan for the accounts of eligible covered employees. In addition, each such employee may, within the limits applicable to tax-qualified plans, elect to have up to 10% of his or her compensation (excluding bonus and commission) contributed to his or her account by the Company on a pre-tax basis and the Company matches such contribution up to 2% of such compensation. Account balances are invested in one or more third party investment funds selected by the employees from among those available under the plan. Contributions elected by employees vest immediately. Company discretionary and matching contributions vest beginning after three years of credited service under the plan, on a cumulative basis of 20% per year of credited service in excess of two. Vested contributions (after any earnings or losses from the investment thereof) are distributed in a lump sum or installments following termination of employment, but vested account balances may under certain circumstances be withdrawn or borrowed earlier.

Money Purchase Plan

The Company has a defined contribution pension plan for all of its eligible covered employees. Under the plan, the Company contributes annually for the account of each eligible employee an amount equal to 4% of such employee's compensation (excluding bonus and commission). Contributions for the account of the employee are invested in one or more third party investment funds selected by the employee. Contributions vest beginning after two years of credited service under the plan, on a cumulative basis resulting in full vesting after seven years of such service. Vested contributions (after any earnings or losses from the investment thereof) are distributed in an annuity, a lump sum or installments following termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Salary decisions for 1998 with respect to all of the Company's executive officers were made by Samuel M. Mencoff (currently a director of the Company), the sole director of the corporate general partner of the managing partner of the Predecessor LP, after reviewing recommendations from the Predecessor LP's chief executive officer and chief financial officer.

Bonuses for 1998 were awarded from a bonus pool determined on a formula basis (based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for 1998) approved by Mr. Mencoff during January of 1998 after reviewing a recommendation from the same sources. The specific post-year-end allocations of the bonus pool so determined were made by the Compensation Committee after reviewing recommendations from the Company's Chief Executive Officer and Chief Financial Officer. The allocations reflected the Committee's evaluation of the overall individual performances of the executive officers. No specific factors or criteria formed the basis for such allocations, but the Committee did take note of the improvement in the Company's EBITDA during 1998.

Mr. Mencoff approved the 1998 grants of non-qualified options to the executive officers.

The Compensation Committee has engaged an outside specialist to advise it regarding compensation for 1999 and thereafter.

                                          Compensation Committee

                                          Justin S. Huscher
                                          Richard Spencer

                                          Equivalent Predecessor LP
                                          Decisionmaker

                                          Samuel M. Mencoff

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            HUNTWAY REFINING COMPANY COMMON STOCK, S&P 500 INDEX AND
                               RUSSELL 2000 INDEX

                                    [GRAPH]

                                  COMPANY
                                COMMON STOCK              S&P 500 INDEX            RUSSELL 2000 INDEX
                                ------------              -------------            ------------------
      1993                         100.00                    100.00                      100.00
      1994                          66.67                     98.46                       98.18
      1995                          29.13                    132.05                      126.10
      1996                          54.13                    158.80                      146.90
      1997                         175.00                    208.05                      179.74
      1998                         112.50                    263.53                      175.16

The foregoing comparison of total return (change in year-end unit or stock price plus, when applicable, reinvested dividends) assumes that 100 was invested on January 1, 1994 in the Predecessor LP's limited partnership units, in the Standard & Poor's ("S&P") 500 Index, a broad equity market index that includes companies whose equity securities are listed on the New York Stock Exchange, and in the Russell 2000 Index, a broad index of companies with small market capitalizations (an arithmetic average of $530 million at December 31, 1998). At December 31, 1998, the Company's market capitalization was $25.1 million.

CERTAIN TRANSACTIONS

Pursuant to a Stock Purchase Agreement dated as of March 31, 1998, immediately preceding (and contingent upon) the Conversion, twelve individuals purchased from the Company, for $1.75 per share (the closing price of the Predecessor LP's Units on the New York Stock Exchange on March 30, 1998), an aggregate of 150,000 shares of Common Stock. The shares were not registered under the Securities Act of 1933, nor did the purchasers receive any registration rights with respect to the shares. The purchasers included Mr. McFarland, a director of the Company, who purchased 57,000 shares.

In November of 1998, the Company entered into a settlement with Mr. Andre Danesh, the beneficial owner of more than 5% of the outstanding shares of Common Stock, of his claim for a fee in connection with the Predecessor LP's 1997 issuance of its Senior Subordinated Secured Convertible Notes (which became obligations of the Company as a result of the Conversion). In return for a release by Mr. Danesh of all of his claims against the Company other than his rights under outstanding options to purchase Common Stock, the Company agreed to pay him twenty consecutive equal monthly installments of $5,000 each, without interest, from December of 1998 through July of 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to 1998 by persons who were, at any time during 1998, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, all reports required by such Section during 1998 were filed on a timely basis except that Form 5s for Messrs. Kaplan and McFarland reflecting the grant of options to them under the Huntway Refining Company 1998 Stock Incentive Plan were filed late and except that no Form 3, Form 4 or Form 5 has been filed by Andre Danesh with respect to his beneficial ownership of Common Stock at the time of the Conversion or his subsequent transaction that resulted in an increase in the number of shares of Common Stock beneficially owned by him.

ANNUAL REPORT ON FORM 10-K

The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (without exhibits) is included with this proxy statement. Stockholders are referred to the report for financial and other information about the Company.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in proxy material for the Company's annual meeting of stockholders in May 2000 must be received at the principal executive offices of the Company no later than December 10, 1999.

ADVANCE NOTICE REQUIREMENT FOR ANY NOMINATION OR MATTER TO BE RAISED BY A STOCKHOLDER

Any nomination for election to the Board of Directors of the Company at any meeting of stockholders, or proposal of business to be transacted at any meeting of stockholders, that is not included in the Company's proxy statement and form of proxy relating to the meeting but that a stockholder wishes to make at the meeting may be made only if it may properly be made by the stockholder at the meeting and only if the stockholder delivers a notice to the Secretary of the Company at its principal executive offices on a timely basis. For an annual meeting, the notice must be so delivered not less than 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting (unless the date of the meeting is changed by more than 30 days from the prior year, in which event such notice must be so delivered a reasonable time before the Company mails its proxy materials for the annual meeting). For a special meeting, the notice must be so delivered not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made. The notice must set forth the related information required by Article II, Section 11 of the Company's bylaws. Such information generally consists of the information relating to any nominee that would be required to be disclosed in the Company's proxy statement for that meeting if the nominee were proposed by the Company or, as to other matters, a brief description of the matter, the reason for the proposal and any material interest of the proposing stockholder (or beneficial owner) in the matter and information regarding the proposing stockholder (or beneficial owner) and such stockholder's (or beneficial owner's) beneficial ownership of shares of the Company.

DISCRETIONARY VOTING OF 2000 PROXIES

The persons named in proxies solicited by the Company's Board of Directors in connection with the Company's 2000 annual meeting of stockholders will have discretionary authority to vote such proxies with respect to any matter properly presented by a stockholder at the meeting that is not specifically set forth in the notice of the meeting if the Company does not have notice of such matter on or before February 23, 2000 (unless the date of the meeting is changed by more than 30 days from May 12, 2000, in which event such persons will have such discretionary authority if the Company does not have notice of such matter a reasonable time before the Company mails its proxy materials for the meeting).

PROXY SOLICITATION

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so.

The entire cost of solicitation will be borne by the Company.

OTHER MATTERS

Deloitte & Touche LLP, who served as auditors for the year ended December 31, 1998, have been selected by the Board, upon recommendation of the Audit Committee, to audit the consolidated financial statements of the Company for the year ending December 31, 1999. It is expected that one or more representatives of Deloitte & Touche LLP will attend the annual meeting, with the opportunity to make a statement if they should so desire, and will be available to respond to appropriate questions.

The management does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                          By Order of the Board of Directors

                                          WARREN J. NELSON
                                          Secretary

Newhall, California
April 9, 1999

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                            HUNTWAY REFINING COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1999

   Warren J. Nelson and Earl G. Fleisher (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Huntway Refining Company to be held on May 12, 1999, and at any postponement or adjournment thereof, as directed on the reverse side and as follows. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES.


YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


[SEE REVERSE]      (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)    [SEE REVERSE]
    SIDE                                                               SIDE


                                                       DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


    1. Election of Directors                                     2. In their discretion, upon such other business as may properly be brought before the meeting.
       NOMINEES:  Harris Kaplan and Richard Spencer

         FOR                              WITHHELD
         BOTH    [  ]             [   ]  FROM BOTH
       NOMINEES                           NOMINEES


[  ]
     ---------------------------------------------
     For both nominees except as noted above
                                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]


                                                                    The undersigned acknowledges receipt of the Notice of Annual
                                                                    Meeting of Stockholders and of the Proxy Statement.



                                                                    IMPORTANT:  Please sign exactly as your name or names appear to the left. Joint owners should each sign personally. If you sign as agent or in any other representative capacity, please state the capacity in which you sign.



Signature:                              Date:               Signature:                                        Date:
          -----------------------------      --------------           ---------------------------------------      ----------